EXHIBIT 99


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                                                     Contact: Ms. Shirley Chiesa
                                                              President
                                                              (412) 276-1266

                              For Immediate Release
                                February 4, 1999


                         CARNEGIE FINANCIAL CORPORATION
                          Benefit Plan Stock Purchases

         Carnegie, Pennsylvania -- February 4, 1999 -- Ms. Shirley Chiesa, President of Carnegie Financial Corporation (the "Company"), the holding company of Carnegie Savings Bank ("Bank"), announced today that it intends to purchase up to 9,522 shares of the Company's common stock.

         The stock purchases shall be utilized to fund the Bank's restricted stock plan previously approved by stockholders. Such stock purchases are expected to be made in open-market transactions, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. The Company anticipates purchasing such shares during the next six months.

The Company's stock is traded in the over-the-counter bulletin board symbol "CAFN" .